UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 26, 2025

AVENIR WELLNESS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55908	90-1504639
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5805 Sepulveda Blvd., Suite 801 Sherman Oaks, California	91411
(Address of principal executive offices)	(Zip Code)

 (424) 273-8675

(Registrant’s telephone number, including area code)

____________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2025, the Chief Executive Officer of Avenir Wellness Solutions, Inc. (the “Company”), Nancy Duitch, voluntarily resigned from her position as Chief Executive Officer effective March 1, 2025. Ms. Duitch will remain a member of the Board of Directors of the Company (“Board”) and will continue her employment with the Company focusing on strategic partnerships. In connection with Ms. Duitch’s change in employment, Ms. Duitch voluntarily agreed to forfeit her remaining salary for the remainder of 2025.

The Board appointed Joel Bennett, the Chief Financial Officer of the Company, as the temporary Chief Executive Officer effective as of March 1, 2025.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENIR WELLNESS SOLUTIONS, INC.

Date: March 3, 2025	By:	/s/ Joel Bennett
	Name:	Joel Bennett
	Title:	Chief Financial Officer

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